Exhibit 10.75

TERMINATION AND AMENDMENT AGREEMENT

This Termination and Amendment Agreement (the “Agreement”) is made and entered into as of March 1, 2006 by and among Molecular Imaging Sorrento Valley LLC, a Delaware limited liability company (“PET LLC”), Molecular Imaging Cyclotron LLC, a Delaware limited liability company (“Cyclotron LLC”), and the Regents of the University of California, a California corporation, on behalf of UCSD Medical Group (“UCSD”), with reference to the following facts:

A. The parties have entered into an Asset Purchase Agreement dated as of August 15, 2003 (the “Asset Purchase Agreement”) pursuant to which UCSD has purchased from Cyclotron LLC, a CTI RDS 111 scanner and certain tenant improvements relating thereto (the “Cyclotron” ), located at the at 11388 Sorrento Valley Road, San Diego, California 92121 (the “Center”);

B. UCSD and Cyclotron LLC have entered into an Equipment Sublease Agreement dated August 15, 2003, as modified by the term sheet dated September 24, 2004 (the “Cyclotron Equipment Sublease”), pursuant to which UCSD subleases the Cyclotron to Cyclotron LLC;

C. Cyclotron LLC has become unable to make the monthly payment obligations under the Cyclotron Equipment Sublease; is in arrears to UCSD for such payments; and has been unable to secure additional capital contributions to continue to operate the Center;

D. UCSD has entered into an Asset Purchase Agreement (the “UCSD PETNET Agreement”) with PETNET Pharmaceuticals, Inc., a Tennessee corporation (“PETNET”), pursuant to which PETNET has agreed to purchase the Cyclotron from UCSD, and Cyclotron LLC has entered into the Business Transfer Agreement dated March 1, 2006 (the “Cyclotron LLC PETNET Agreement”), pursuant to which Cyclotron LLC has agreed to transfer its business operations and contracts to PETNET.

E. Effective upon the closing (the “Closing”) under the UCSD PETNET Agreement and Cyclotron LLC PETNET Agreement, UCSD and Cyclotron LLC desire to terminate the Cyclotron Equipment Sublease and amend certain provisions of the Asset Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Termination of Cyclotron Equipment Sublease. Effective upon the Closing Date, the Cyclotron Equipment Lease shall be terminated and neither party shall have any future or historical obligations to one another under the Cyclotron Equipment Lease.

2. Amendment of Asset Purchase Agreement. Effective upon the Closing Date, Section 1.10 (b) “UCSD Capital Contributions”—”Cyclotron LLC” of the Asset Purchase Agreement shall be deleted in its entirety.

3. Effective Date. This Agreement shall become effective upon, and only in the event of, the Closing under the UCSD PETNET Agreement and the Cyclotron LLC PETNET Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Termination and Amendment Agreement the day and year first above written.

UCSD:		PET LLC:

The Regents of the University of California		Molecular Imaging Sorrento Valley LLC, a Delaware limited liability company

By:	/s/ David Sakai	By:	Molecular Imaging Corporation, its Manager

			By:	/s/ Kenneth C. Frederick
Kenneth C. Frederick, CEO

CYCLOTRON LLC:

MOLECULAR IMAGING CYCLOTRON LLC, a Delaware limited liability company

		By:	Molecular Imaging Corporation, its Manager

			By	/s/ Kenneth C. Frederick
Kenneth C. Frederick, CEO

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